Exhibit 23.0


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K of Mueller Industries, Inc. and in the following Registration Statements of Mueller Industries, Inc. of our reports dated February 26, 2007, with respect to Mueller Industries, Inc.'s consolidated financial statements and schedule, management of Mueller Industries, Inc.'s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Mueller Industries, Inc., included in this Annual Report (Form 10-K) for the year ended December 30, 2006:

* Form S-8 No. 333-138413 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan
* Form S-8 No. 333-113214 pertaining to the Mueller Industries, Inc. Stock Option Agreements for William D. O'Hagan, Michael O. Fifer, and
   Robert J. Pasquarelli
* Form S-8 No. 333-91238 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan
* Form S-8 No. 333-72726 pertaining to the Stock Option Agreements for Harvey L. Karp and William D. O'Hagan
* Form S-8 No. 333-52325 pertaining to the Mueller Industries, Inc. 1998 Stock Option Plan
* Form S-8 No. 33-54705 pertaining to the Mueller Industries, Inc. 1994 Stock Option Plan and the 1994 Non-Employee Director Stock Option Plan


                                       /s/ Ernst & Young LLP


Memphis, Tennessee
February 26, 2007